Exhibit 10.1
BENEFITS AND COMPENSATION MATTERS AGREEMENT
DATED AS OF [       ], 2011,
AMONG
ITT CORPORATION,
XYLEM INC.
AND
EXELIS INC.

Table of Contents

		Page
1.	EMPLOYEES	1
2.	BENEFIT PROGRAM PARTICIPATION	2
3.	DEFINED BENEFIT PLANS	4
4.	DEFINED CONTRIBUTION PLANS	8
5.	EMPLOYEE HEALTH AND WELFARE BENEFIT PLANS	11
6.	INCENTIVE PLANS	14
7.	STOCK OPTIONS AND OTHER AWARDS	15
8.	COLI	17
9.	DIRECTOR PLANS	17
10.	COLLECTIVE BARGAINING AGREEMENTS	18
11.	TRANSITION SERVICES	19
12.	ALLOCATION OF BALANCE SHEET ACCOUNTS	19
13.	ACCESS TO INFORMATION AND DATA EXCHANGE	20
14.	NOTICES; COOPERATION	21
15.	FURTHER ASSURANCES	22
16.	INDEMNIFICATION	22
17.	DISPUTE RESOLUTION	23
18.	MISCELLANEOUS	23
19.	DEFINITIONS	1
Exhibits

Exhibit A:	Transition Services Agreement (Infinium Payroll)

Exhibit B:	Transition Services Agreement (Infinium Accounting)

Exhibit C:	Transition Services Agreement (Active Healthcare)

Exhibit D:	Transition Services Agreement (MVP and FSS)

          BENEFITS AND COMPENSATION MATTERS AGREEMENT dated as of [     ], 2011, among ITT CORPORATION, an Indiana corporation (which, together with its subsidiaries, is herein referred to as “ITT”), Xylem Inc., an Indiana corporation, (which, together with its subsidiaries, is herein referred to as “Water”), and Exelis Inc., an Indiana corporation (which, together with its subsidiaries, is herein referred to as “Defense”).
          WHEREAS, the Board of Directors of ITT (the “Board”) has determined that it is appropriate, desirable and in the best interests of ITT, its shareholders and its other constituents, to separate ITT into three separate, publicly traded companies, one for each of (i) the ITT Retained Business, which shall be owned and conducted, directly or indirectly, by ITT, (ii) the Defense Business, which shall be owned and conducted, directly or indirectly, by Exelis and (iii) the Water Business, which shall be owned and conducted, directly or indirectly, by Xylem;
          WHEREAS, the Board of Directors of ITT has determined that it is appropriate and desirable to distribute to the holders of shares of common stock, par value $1.00 per share, of ITT (the “ITT Common Stock”), on a pro rata basis (in each case without consideration being paid by such shareholders) (A) all of the outstanding shares of common stock, par value $.01 per share, of Water (the “Water Common Stock”) and (B) all of the outstanding shares of common stock, par value $.01 per share, of Defense (the “Defense Common Stock”) (such transactions as they may be amended or modified from time to time, the “Distribution”);
          WHEREAS, ITT, Water and Defense have executed a distribution agreement dated as of the date hereof (the “Distribution Agreement”) to effectuate such Distribution and allocate and assign certain responsibilities; and
          WHEREAS, each of ITT, Water and Defense has determined that it is necessary and desirable to allocate and assign responsibility for certain employee benefit liabilities in respect of the activities of the businesses of such entities on the Distribution Date (as defined herein) and those liabilities in respect of other businesses and activities of ITT and its former subsidiaries and certain other matters.
          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, ITT, Water and Defense agree as follows:
          1. EMPLOYEES. (a) General. Effective as of the Distribution Date, ITT shall transfer all employees listed on Schedule 1(a)(i) to Water and all such employees shall become Water Employees. Effective as of the Distribution Date, ITT shall transfer all employees listed on Schedule 1(a)(ii) to Defense and all such employees shall become Defense Employees. All Preexisting ITT Employees employed by legal entities that became legal entities of ITT following the Distribution Date shall be ITT Employees. All Preexisting ITT Employees employed by legal entities that became legal entities of Water following the Distribution Date shall be Water Employees. All Preexisting ITT Employees employed by legal entities that became legal entities of Defense following the Distribution Date shall be Defense Employees. Except as expressly identified in this Agreement, Defense shall be liable for all liabilities, claims or controversies involving Defense Employees, Water shall be liable for all liabilities, claims or controversies involving Water Employees and ITT shall be liable for all liabilities, claims or controversies involving ITT Employees and ITT Retirees.
          (b) Schedule of Water Employees and Defense Employees. As of the date of this Agreement, ITT, Water and Defense shall have in good faith determined which individuals who are Preexisting ITT Employees shall become Water Employees and Defense Employees on no later than the Distribution Date. Such lists may be modified only by written consent by each of ITT, Water and Defense on or following the Distribution Date. Prior to the Distribution Date, ITT may modify such lists without the consent of Water and Defense.
          (c) Non-Termination of Employment. Except as otherwise expressly provided herein and in compliance with Section 2(d) of this Agreement, no provision of, or event arising under, this Agreement, the Distribution Agreement or any of the Ancillary Agreements shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Preexisting ITT Employee or other future, present, or former employee of ITT, Water or Defense and any of their respective Subsidiaries.
          (d) Employment Agreements. As soon as practicable on or after the execution of this Agreement, ITT, Water and Defense shall use their reasonable best efforts to enter into, or have in place, an employment agreement with each of the Preexisting ITT Employees listed on Schedule 1(d) attached hereto, which employment agreements shall become effective on the Close of the Distribution Date. Water shall assume from ITT the employment agreement of Frank Jimenez, along with the pension assets and liabilities identified in such agreement. Defense shall assume from ITT the employment agreement of Chris Bernhardt. ITT shall continue to be bound by the employment agreement of Denise Ramos.
          (e) No Solicit; No Hire. As described in Section 5.1 of the Distribution Agreement and agreed to by ITT, Defense and Water, none of ITT, Water or Defense shall solicit or hire Preexisting ITT Employees for such period following the Effective Time as specified therein, without receiving the written consent of the affected prior employer. In respect of countries whose local laws declare as invalid or unenforceable or prohibit any agreement between employers not to hire employees of the other, ITT, Defense and Water will not have an agreement not to hire employees of the other but agree not to actively solicit the services of each other’s employees for such period following the Effective Time as specified in the Distribution Agreement.
          2. BENEFIT PROGRAM PARTICIPATION. (a) Except as specifically provided herein with respect to particular compensation or benefit programs, all Water Employees and Defense Employees will cease participation in all ITT benefit plans and programs no later than immediately prior to the Distribution Date; provided that certain Water Employees who participate in the ITT Industries Pension Plan for UK Expatriates, Godwin Pumps Limited Pension Scheme and ITT Retirement Savings Plan, as identified as Items 23 and 24 on Schedule 3(a)(iii) and Item 13 of Schedule 4(a)(iii) shall continue to participate in their respective plans following the Distribution Date, subject to the terms of such plans. As soon as reasonably practicable, ITT will retain liability for all incurred but not yet reported claims of Water Employees and Defense Employees who participate in the ITT welfare benefit plans and programs through the earlier of (i) December 31, 2011 or (ii) the date on which two separate liability accounts for Water and Defense are created. The separate liability accounts shall correspond to the new bank accounts established by Water and by Defense for new incurred but not yet reported claims. The balance of the new accounts shall be transferred as soon as reasonably practicable following the Distribution Date.
          (b) (i) Water shall cause to be recognized each Water Employee’s service with ITT for purposes of determining (x) eligibility for vacation benefits, short-term disability and severance benefits and (y) eligibility for vesting under all other employee benefit plans and policies of Water applicable to such Water Employees, to the extent such service was recognized by ITT for such purposes.
          (ii) Defense shall cause to be recognized each Defense Employee’s service with ITT for purposes of determining (x) eligibility for vacation benefits, short-term disability and severance benefits and (y) eligibility for vesting under all other employee benefit plans and policies of Defense applicable to such Defense Employees, to the extent such service was recognized by ITT for such purposes.
          (c) Nothing in this Agreement shall be construed or interpreted to restrict ITT’s, Water’s or Defense’s right or authority to amend or terminate any of its employee benefit plans, policies or programs effective as of a date following the Distribution Date, except neither Defense nor any successor entity to Defense may amend or alter the eligibility schedule described for Preexisting ITT Employees under Sections 3(b)(vii) and 3(c)(iv) or the requirement not to reduce or eliminate health benefits under Section 5(b)(ix).
          (d) Any Preexisting ITT Employee who, on the Distribution Date, is employed by ITT, Defense or Water shall not be deemed either to have terminated employment or to be in retirement status under any employee benefit plan operated by ITT, Water or Defense. Except to the extent required by law and as otherwise stated in Section 3(b)(vii), any Preexisting ITT Employee who, on the Distribution Date, is employed by ITT, Defense or Water shall not, solely as a result of the Distribution or related transactions, be eligible to receive payment of, or exercise any portability rights in respect of, his or her vested benefit or retirement allowance under any employee benefit plan operated by ITT, Water or Defense; provided, that each Water Employee and each Defense Employee shall receive credit for their service with ITT prior to the Distribution Date from Water or Defense as provided in this Article II. As permitted by Final Treasury Regulation Section 1.409A-1(h)(4), ITT, Water and Defense agree that any employee and any other “service provider” within the meaning of the term as defined in Section 409A of the Code who provides services to ITT immediately before the transactions contemplated hereby and provides services to ITT, Water or Defense after and in connection with such transactions shall not be treated as separating from service for purposes of Section 409A of the Code.
          (e) Except as otherwise specified on any of the Schedules, which are specifically incorporated by reference to this Agreement, (i) any ITT Plan maintained by ITT prior to the Distribution Date will continue to be maintained by ITT following the Distribution Date, (ii) any Defense Plan maintained by Defense prior to the Distribution Date will continue to be maintained by Defense following the Distribution Date and (iii) any Water Plan maintained by Water prior to the Distribution Date will continue to be maintained by Water following the Distribution Date. Unless otherwise specified in this Agreement, all assets and liabilities of any

Plan, Defense Plan or Water Plan will remain with and be assumed by the entity maintaining such plan.
     3. DEFINED BENEFIT PLANS. (a) List of Defined Benefit Plans. (i) Certain current and former employees of ITT, Water and Defense participate in ITT Group tax qualified defined benefit pension plans made available for certain ITT Group employees in the United States. Schedule 3(a)(i) lists each defined benefit pension plan applicable to Preexisting ITT Employees (the “US Qualified DB Plans”).
          (ii) Certain current and former employees of ITT, Water and Defense participate in ITT Group tax non-qualified defined benefit pension plans made available for certain ITT Group employees in the United States. Schedule 3(a)(ii) lists each defined benefit pension plan applicable to Preexisting ITT Employees (the “US Non-Qualified DB Plans”).
          (iii) Certain current and former employees of ITT, Water and Defense participate in ITT Group defined benefit pension plans made available for certain ITT Group employees outside of the United States. Schedule 3(a)(iii) lists each defined benefit pension plan applicable to Preexisting ITT Employees (the “Non-US DB Plans”).
          (b) US Qualified DB Plans. (i) Continuation of US Qualified DB Plans. Following the Distribution Date, ITT shall continue to sponsor the ITT US Qualified DB Plans as so identified on Schedule 3(a)(i). Following the Distribution Date, Defense shall continue to sponsor the Defense US Qualified DB Plans as so identified on Schedule 3(a)(i). Following the Distribution Date, Water shall continue to sponsor the Water US DB Qualified Plans as so identified on Schedule 3(a)(i). Each of ITT, Defense and Water shall assume all liabilities associated with such plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date; provided, that Defense shall recognize the additional service credit as specified in Section 3(b)(v) of this Agreement. Each of ITT, Defense and Water shall retain all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date.
          (ii) Adoption of US Qualified DB Plan. Effective as of the Distribution Date, Water shall adopt New ITT Pension Plan for Bargaining Unit Employees, Seneca Falls, New York, which shall have terms similar in all material respects to the ITT Pension Plan for Bargaining Unit Employees, Seneca Falls, New York maintained by ITT and identified as Item 16 on Schedule 3(a)(i).
          (iii) Adoption of New Master Trusts. As soon as practicable on or after the Distribution Date, Water shall adopt a new trust that is substantially similar in all material respects to the Master Trust (the “New Water Trust”). Effective as of the Distribution Date, ITT shall adopt a new trust that is substantially similar in all material respects to the Master Trust (the “New ITT Trust”).
          (iv) Transfer of Master Trust and Assets. As soon as practicable on or after the Distribution Date, ITT shall transfer to Defense the Master Trust, and Defense shall assume all liabilities associated with such Master Trust. As soon as practicable on or after the Distribution Date, the interests of the US Qualified DB Plans identified on Schedule 3(b)(iv) will be liquidated and cash will be transferred from the Master Trust to the New Water Trust in the amount identified on Schedule 3(b)(iv) and to the New ITT Trust in the amount identified on Schedule 3(b)(iv). All other interests will remain in the Master Trust at Defense.
          (v) Transfer of US Qualified DB Plans to Defense. Effective as of the Distribution Date, ITT shall transfer to Defense the defined benefit pension plans identified as Items 1-7 on Schedule 3(a)(i), and Defense shall assume all liabilities associated with such plans, including with respect to accrued benefits thereof.
          (vi) Transfer of US Qualified DB Plans to Water. Effective as of the Distribution Date, ITT shall transfer to Water the ITT US Qualified DB Plans identified as Items 19-22 on Schedule 3(a)(i), and Water shall assume all liabilities associated with such plans, including with respect to accrued benefits thereof.
          (vii) Additional Retirement Eligibility. (A) Effective as of the Distribution Date, any ITT Employee or any Water Employee listed on Schedule 3(b)(vii) who has accrued benefits under the ITT Salaried Retirement Plan as of the Distribution Date and who is eligible to receive retirement benefits thereunder may elect to commence receipt of that person’s retirement benefits under the ITT Salaried Retirement Plan on or after the Distribution Date. Any ITT Employee or Water Employee shall cease earning additional eligibility service at the earliest of the fifth anniversary of the Distribution Date, the date on which the employee is terminated, the date on which benefits attributable to the Traditional Pension Plan formula commence, the date of death or a Change in Control of ITT or Water, respectively (the “Eligibility End Date”). Any ITT Employee or any Water Employee who is eligible to begin retirement as of the Distribution Date who elects to commence receipt of that person’s retirement benefits under the ITT Salaried Retirement Plan shall not continue to earn eligibility service following the later of the Distribution Date and the last month preceding the annuity start date. Following the Eligibility End Date, no ITT Employee or Water Employee will receive credit toward the retirement criteria specified in the ITT Salaried Retirement Plan. Except as provided in this Section 3(b)(vii), all accrued benefits under the ITT Salaried Retirement Plan will be frozen with respect to any ITT Employee or any Water Employee as of the Distribution Date.
          (B) Effective as of the later of the Distribution Date and January 1, 2012, any Defense Employee who has accrued benefits under the ITT Salaried Retirement Plan may make a one-time irrevocable election either to (x) continue earning eligibility and benefit service under the Traditional Pension Plan formula defined in the ITT Salaried Retirement Plan or (y) choose to begin participation in the enhanced employer-contribution portion of the defined contribution plan identified as Item 1 on Schedule 4(a)(i).
          (C) Following the Distribution Date, all unvested benefits accrued by Preexisting ITT Employees under the ITT Salaried Retirement Plan who have at least one year of service credit as of the Distribution Date, which are attributable to ITT Employees and Water Employees (other than the ability to continue earning eligibility service for up to five years as described above) shall be vested as of the Distribution Date. Unvested benefits attributable to Defense Employees shall remain unchanged and Defense shall remain liable for all benefits (unvested or vested) attributable to Defense Employees.

          (c) US Non-Qualified DB Plans. (i) Continuation of US Non-Qualified DB Plans. Following the Distribution Date, ITT shall continue to sponsor the ITT US Non-Qualified DB Plans as so identified on Schedule 3(a)(ii). Following the Distribution Date, Defense shall sponsor the Defense US Non-Qualified DB Plans as so identified on Schedule 3(a)(ii). Following the Distribution Date, Water shall sponsor the Water US Non-Qualified DB Plans as so identified on Schedule 3(a)(ii). Each of ITT, Defense and Water shall assume all liabilities associated with such plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date; provided, that Defense shall recognize the additional service credit as specified in Section 3(c)(iv) of this Agreement. Each of ITT, Defense and Water shall be liable for all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date.
          (ii) Excess Pension Plans. Effective as of the Distribution Date, ITT shall cause the transfer of the sponsorship of the ITT US Non-Qualified DB Plans identified as Items 1-7 on Schedule 3(a)(ii) to Defense; provided, that Defense shall recognize the additional service credit as specified in Section 3(c)(iv) of this Agreement.
          Defense does hereby assume liability for all benefits accrued prior to the Distribution Date under the ITT Excess Pension Plans, the ITT Enhanced Pension Plan, Federal Labs Unfunded 1, EDO Excess Plan — SERP and the Retirement Plan for Non-Management Directors of ITT Corp. identified as Items 1, 3-7 on Schedule 3(a)(ii) for all Preexisting ITT Employees, except as provided in the Ancillary Agreements.
          (iii) Ex Gratia Plan. Effective as of the Distribution Date, ITT shall cause the transfer of the Ex Gratia Plan to Defense identified as Item 2 on Schedule 3(a)(ii) along with all liabilities accrued under the plan with the exception of any liabilities identified on Schedule 3(a)(ii).
          (iv) Additional Retirement Eligibility. Effective as of the Distribution Date, any ITT Employee and any Water Employee listed on Schedule 3(c)(iv) who has accrued benefits under the ITT Excess Pension Plan shall have his or her benefit accruals under the Excess Pension Plans cease as of the date immediately preceding the Distribution Date; provided that, solely for purposes of determining the amount of an employee’s Excess Pension Plans benefit under the Excess Pension Plans, such Water Employee or ITT Employee shall be deemed to have incurred a Termination of Employment (as defined in the Excess Pension Plans) as of the Distribution Date; provided however, that for purposes of determining such employee’s eligibility for a benefit under the Excess Pension Plans, such Water Employee or ITT Employee shall be credited with the same eligibility service he or she is credited with under the ITT Salaried Retirement Plan as described in Section 3(b)(vii) herein. Notwithstanding the previous sentence, a Water Employee shall not incur a Termination of Employment under the terms of the Excess Pension Plans until such Water Employee incurs a Termination of Employment with Water and (b) an ITT Employee shall not incur a Termination of Employment under the terms of the Excess Pension Plans until such ITT Employee incurs a Termination of Employment with ITT.

          Effective as of the Distribution Date, all accrued benefits under the Excess Pension Plans for ITT Employees and Water Employees who have at least one year of service credit as of the Distribution Date shall become 100 percent vested and nonforfeitable as of the Distribution Date. Unvested benefits attributable to Defense Employees shall remain unchanged and Defense shall be liable for all benefits (unvested or vested) attributable to Defense Employees.
          (v) Springing Rabbi Trust. It is contemplated that Defense will enter into a rabbi trust agreement following the Distribution Date that will, only in the event of a change in control of Defense, be fully funded with the amounts payable under the ITT Excess Pension Plans identified as Item 1 on Schedule 3(a)(ii) and will pay to each participant the lump-sum amount payable following a change in control in accordance with such plans.
          (d) Non-US DB Plans. (i) Continuation of Non-US DB Plans. Following the Distribution Date, ITT shall continue to sponsor the ITT Non-US DB Plans as so identified on Schedule 3(a)(iii). Following the Distribution Date, Defense shall continue to sponsor the Defense Non-US DB Plans as so identified on Schedule 3(a)(iii). Following the Distribution Date, Water shall continue to sponsor the Water Non-US DB Plans as so identified on Schedule 3(a)(iii). Each of ITT, Defense and Water shall assume all liabilities associated with such plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date. Each of ITT, Defense and Water shall retain all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date. For any ITT Non-US DB Plan not identified on Schedule 3(a)(iii), the entity that maintained such ITT Non-US DB Plan prior to the Distribution Date shall continue to maintain such plan and assume all liabilities associated with such plan following the Distribution Date.
          (ii) Adoption of Non-US DB Plan. Effective as of the Distribution Date, Water shall adopt a benefits plan for Water Employees, which shall have terms similar in all material respects to the benefit plan identified on Item 3 of Schedule 3(a)(iii). Each of ITT, Defense and Water shall assume all liabilities associated with the plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date.
          (iii) Transfer of Non-US DB Plans. Effective as of the Distribution Date, ITT shall transfer to Water the Non-US DB Plan identified as Item 22 of Schedule 3(a)(iii) (the “British DB Plan”), and Water shall assume all liabilities associated with such plan; provided that the transfer of such plan will be made in accordance with a deed of substitution between Lowara UK Limited, ITT Industries Limited and Pension Trustee Management Limited and a scheme apportionment arrangement deed between the Trustee and the employers participating in such plan.
          (iv) Transfer of Non-US Assets and Liabilities. As soon as practicable on or after the Distribution Date, ITT shall transfer to Water the assets and liabilities associated with Water Employees who participated in the Non-US Pension Plans identified as Items 8, 23 and 24 of Schedule 3(a)(iii) prior to the Distribution. Such assets will be transferred in kind to the maximum extent practicable. The plan actuary for each such transfer shall be responsible for determining the appropriate amount of assets and liabilities to be allocated per employee transferred, in each case in accordance with applicable local law.
          (v) Transfer of Other Non-US Assets. Notwithstanding any other provision of this Article III, the Plan Actuary for each such Non-US DB Plan shall be responsible for determining the appropriate amount of assets and liabilities to be allocated to comparable plans to be established and adopted by the companies as required pursuant to the provisions of this Article III, in each case in accordance with applicable local law.
          (vi) Canadian DB Plans. Effective as of the Distribution Date, any ITT Employee who has accrued benefits under the Non-US DB Plans identified as Items 14 and 15 on Schedule 3(a)(iii) (the “Canadian Salaried DB Plans”) will cease participation in the Canadian Salaried DB Plans as of the Distribution Date, shall be vested as of the Distribution Date and shall cease to accrue further benefits under the Canadian Salaried DB Plans following the Distribution Date. Benefit entitlements of ITT Employees under the Canadian Salaried DB Plans shall be determined in accordance with the terms of the plans and applicable local law.
          (vii) Additional Retirement Eligibility for British DB Plan. Effective as of September 30, 2011 (or as soon as reasonably practicable after this date), any ITT Employee, Defense Employee or any Water Employee who has accrued benefits under the Non-US DB Plan identified as the British DB Plan as Item 22 on Schedule 3(a)(iii) shall be vested and will be credited for benefit service through December 31, 2011. Such plan will be frozen as of September 30, 2011 (or as soon as reasonably practicable after this date) and Water will continue to sponsor and administer the plan.
          Effective as of the Distribution Date, all ITT Employees who participate in the Non-US DB Plan identified as the British DB Plan as Item 22 on Schedule 3(a)(iii) will cease participation in the British DB Plan as of the Distribution Date, shall be vested as of the Distribution Date and shall not continue to earn eligibility service following the Distribution Date. Unvested benefits attributable to Water Employees under the British DB Plan shall remain unchanged and Water shall remain liable for all benefits (unvested or vested) attributable to Water Employees.
          4. DEFINED CONTRIBUTION PLANS.
          (a) List of Defined Contribution Plans. (i) Certain current and former employees of ITT, Water and Defense participate in ITT Group tax qualified defined contribution plans made available for certain ITT Group employees in the United States. Schedule 4(a)(i) lists each defined contribution plan applicable to Preexisting ITT Employees (the “US Qualified DC Plans”).
          (ii) Certain current and former employees of ITT, Water and Defense participate in ITT Group non-tax qualified defined contribution plans made available for certain ITT Group employees in the United States. Schedule 4(a)(ii) lists each defined contribution plan applicable to Preexisting ITT Employees (the “US Non-Qualified DC Plans”).
          (iii) Certain current and former employees of ITT, Water and Defense participate in ITT Group defined contribution plans made available for certain ITT Group employees outside of the United States. Schedule 4(a)(iii) lists each defined contribution plan applicable to Preexisting ITT Employees (the “Non-US DC Plans”).
          (b) US Qualified DC Plans. (i) Continuation of Existing US Qualified DC Plans. Following the Distribution Date, ITT shall continue to sponsor the US Qualified DC Plans so identified on Schedule 4(a)(i). Following the Distribution Date, Defense shall continue to sponsor the US Qualified DC Plans so identified on Schedule 4(a)(i). Following the Distribution Date, Water shall sponsor the US Qualified DC Plans so identified on Schedule 4(a)(i). All employees who participate in the ITT Salaried Investment and Savings Plan identified as Item 1 on Schedule 4(a)(i) shall be vested immediately on the Distribution Date.
          (ii) Adoption of New US Qualified DC Plans. Effective as of the Distribution Date, ITT shall adopt a new defined contribution plan for ITT Employees who participated in the defined contribution plan identified as Item 1 on Schedule 4(a)(i). Effective as of the Distribution Date, Water shall adopt new defined contribution plans for Water Employees who participated in the defined contribution plans identified as Items 1 and 14 on Schedule 4(a)(i).
          (iii) Transfer of US Qualified DC Plans. As soon as practicable on or after the Distribution Date, ITT shall cause the transfer of the sponsorship of the ITT Salaried Investment and Savings Plan identified as Item 1 on Schedule 4(a)(i) to Defense and Defense shall cause the transfer of the accounts of all ITT Employees and Water Employees from such plan to the defined contribution plans adopted by ITT and Water, as applicable.
          ITT shall cause the transfer of the accounts of all Water Employees from the Goulds Pumps, Inc. Retirement Savings and Investment Plan identified as Item 14 on Schedule 4(a)(i) to a new defined contribution plan maintained by Water. Assets attributable to the accounts identified in this Section 4(b)(iii) will be transferred in kind to the maximum extent practicable. Each of ITT, Defense and Water shall assume all liabilities associated with the plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date.
          (iv) ITT Stock Funds. As soon as practicable on or after the Distribution Date, each U.S. Qualified DC Plan identified on Schedule 4(a)(i) that invests in ITT Common Stock will maintain stock funds for each of ITT Common Stock, Water Common Stock and Defense Common Stock (each as adjusted for the Distribution) for a period as determined by the fiduciaries of each such U.S. Qualified DC Plan. Following the Distribution Date, the applicable fiduciaries of each such U.S. Qualified DC Plan shall determine the proper treatment of the stock funds maintained in such U.S. Qualified DC Plans and shall determine the timing of the disposition of shares held in such stock funds and the treatment of the proceeds of sale of such shares.
          (c) US Non-Qualified DC Plans. (i) Continuation of Existing US Non-Qualified DC Plans. Following the Distribution Date, ITT shall continue to sponsor the defined contribution plans so identified on Schedule 4(a)(ii). Following the Distribution Date, Defense shall sponsor the defined contribution plans so identified on Schedule 4(a)(ii). Following the Distribution Date, Water shall sponsor the defined contribution plans so identified on Schedule 4(a)(ii).

          (ii) Adoption of New US Non-Qualified DC Plans. Effective as of the Distribution Date, Defense shall adopt a new defined contribution plan, which shall have terms similar in all material respects to the ITT Deferred Compensation Plan identified as Item 3 on Schedule 4(a)(ii). Effective as of the Distribution Date, Water shall adopt new defined contribution plans, which shall have terms similar in all material respects to the ITT Excess Savings Plan and the ITT Deferred Compensation Plan identified, respectively, as Items 1 and 3 on Schedule 4(a)(ii). Effective as of the Distribution Date, ITT shall adopt a new defined contribution plan, which shall have terms similar in all material respects to the ITT Excess Savings Plan identified as Item 1 on Schedule 4(a)(ii).
          (iii) Deferred Compensation Plan. Effective as of the Distribution Date, ITT shall remain liable for benefits accrued under the ITT Deferred Compensation Plan as identified Item 3 on Schedule 4(a)(ii) prior to the Distribution Date with respect to ITT Preexisting Employees and ITT Retirees. Effective as of the Distribution Date, Water shall adopt the Water Deferred Compensation Plan, which shall be identical in all material respects to the ITT Deferred Compensation Plan as in effect immediately prior to the Distribution Date. Effective as of the Distribution Date, Defense shall adopt the Defense Deferred Compensation Plan, which shall be identical in all material respects to the ITT Deferred Compensation Plan as in effect immediately prior to the Distribution Date. ITT shall cause the transfer of all benefits accrued under the ITT Deferred Compensation Plan for Defense Employees listed on Schedule 4(c)(iii) to Defense and for Water Employees listed on Schedule 4(c)(iii) to Water as soon as practicable following the Distribution Date.
          Water does hereby assume liability for benefits accrued prior to the Distribution Date under the ITT Deferred Compensation Plan with respect to Water Employees, including without limitation, such liabilities incurred prior to 1995 identified in the 1995 Employee Matters Agreement. Defense does hereby assume liability for benefits accrued prior to the Distribution Date under the ITT Deferred Compensation Plan with respect to Defense Employees, including without limitation, such liabilities incurred prior to 1995 identified in the 1995 Employee Matters Agreement.
          (iv) Excess Savings Plans. Effective as of the Distribution Date, ITT shall remain liable for benefits accrued under the ITT Excess Savings Plan identified as Item 1 on Schedule 4(a)(ii) prior to the Distribution Date with respect to ITT Preexisting Employees and ITT Retirees. Effective as of the Distribution Date, Water shall adopt a new excess savings plan. Effective as of the Distribution Date, Defense shall adopt a new excess savings plan, which shall be identical in all material respects to the ITT Excess Savings Plan as in effect immediately prior to the Distribution Date. ITT shall cause the transfer of all benefits accrued under the ITT Excess Savings Plan for Defense Employees listed on Schedule 4(c)(iv) to Defense and for Water Employees listed on Schedule 4(c)(iv) to Water as soon as practicable following the Distribution Date. Water does hereby assume liability for benefits accrued prior to the Distribution Date under the ITT Excess Savings Plan with respect to Water Employees, and Defense does hereby assume liability for benefits accrued prior to the Distribution Date under the ITT Excess Savings Plan with respect to Defense Employees.
          (d) Non-US DC Plans. (i) Continuation of Non-US DC Plans. Following the Distribution Date, ITT shall continue to sponsor the ITT Non-US DC Plans as so identified on

Schedule 4(a)(iii). Following the Distribution Date, Defense shall continue to sponsor the Defense Non-US DC Plans as so identified on Schedule 4(a)(iii). Following the Distribution Date, Water shall continue to sponsor the Water Non-US DC Plans as so identified on Schedule 4(a)(iii). Each of ITT, Defense and Water shall assume all liabilities associated with such plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date. Each of ITT, Defense and Water shall retain all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date. For any ITT Non-US DC Plan not identified on Schedule 4(a)(iii), the entity that maintained such ITT Non-US DC Plan prior to the Distribution Date shall continue to maintain such plan and assume all liabilities associated with such plan following the Distribution Date.
          (ii) Adoption of Non-US DC Plans. Effective as of the Distribution Date, ITT shall adopt benefits plans for ITT Employees, which shall have terms similar in all material respects to the benefit plans identified on Items 8, 9, 12 and 13 of Schedule 4(a)(iii). Effective as of the Distribution Date, Defense shall adopt benefits plans for Defense Employees, which shall have terms similar in all material respects to the benefit plan identified as the ITT Retirement Savings Plan — ITT Industries (UK) on Item 13 of Schedule 4(a)(iii). Effective as of the Distribution Date, Water shall adopt benefits plans for Water Employees, which shall have terms similar in all material respects to the benefit plans identified on Items 2 and 3 of Schedule 4(a)(iii). Each of ITT, Defense and Water shall assume all liabilities associated with the plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date.
          (iii) Transfer of Non-US Assets and Liabilities. As soon as practicable on or after the Distribution Date, ITT shall transfer to Defense the assets and liabilities associated with Defense ITT Group employees who participated in the Non-US DC Plan identified as the ITT Retirement Savings Plan — ITT Industries (UK) as Item 13 of Schedule 4(a)(iii) prior to the Distribution, unless any such employee elects otherwise. As soon as practicable on or after the Distribution Date, ITT shall transfer to Water the assets and liabilities associated with Water ITT Group employees who participated in the Non-US DC Plans identified as Items 2 and 3 of Schedule 4(a)(iii) prior to the Distribution, unless any such employee elects otherwise. As soon as practicable on or after the Distribution Date, Water shall transfer to ITT the assets and liabilities associated with ITT Employees who participated in the Non-US DC Plans identified as Items 8, 9, 12 and 13 of Schedule 4(a)(iii) prior to the Distribution, unless any such employee elects otherwise. Such assets will be transferred in kind to the maximum extent practicable.
          5. EMPLOYEE HEALTH AND WELFARE BENEFIT PLANS.
          (a) List of Health and Welfare Plans. (i) Certain current and former employees of ITT, Water and Defense participate in ITT Group health and welfare plans made available for certain ITT Group employees in the United States. Schedule 5(a)(i) lists each health and welfare plan applicable to Preexisting ITT Employees (the “US H&W Plans”).
          (ii) Certain current and former employees of ITT, Water and Defense participate in ITT Group health and welfare plans made available for certain ITT Group employees outside of the United States. Schedule 5(a)(ii) lists each health and welfare plan applicable to Preexisting ITT Employees (the “Non-US H&W Plans”).
          (b) US H&W Plans. (i) Continuation of Existing US H&W Plans. Following the Distribution Date, ITT shall continue to sponsor the health and welfare plans so identified on Schedule 5(a)(i). Following the Distribution Date, Defense shall continue to sponsor the health and welfare plans so identified on Schedule 5(a)(i). Following the Distribution Date, Water shall continue to sponsor the health and welfare plans so identified on Schedule 5(a)(i). Each of ITT, Defense and Water shall retain all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date.
          (ii) Adoption of New US H&W Plans. Effective on the earlier of the Distribution Date and December 31, 2011, Defense shall adopt new health and welfare plans, which shall have terms similar in all material respects to the health and welfare plans identified as Items 14, 21, 22, 23, 24, 26, 42, 43, 45 and 46 on Schedule 5(a)(i). Effective on the earlier of the Distribution Date and December 31, 2011, Water shall adopt new health and welfare plans, which shall have terms similar in all material respects to the health and welfare plans identified as Items 14, 21, 22, 23, 24, 26, 42, 43, 45, 46 and 47 on Schedule 5(a)(i).
          (iii) Goulds Plans. Effective as of the Distribution Date, Water shall adopt new health and welfare plans substantially similar in all material ways to the Goulds Postretirement Medical Plan and the Goulds Postretirement Life Plan, identified as Items 33 and 39 on Schedule 5(a)(i), respectively. As soon as practicable following the Distribution Date, ITT shall transfer to Water 25% of the assets and 25% of the liabilities of the Goulds Postretirement Medical Plan and the Goulds Postretirement Life Plan, and Water shall be liable for such assets and liabilities as of the date of such transfer.
          (iv) Transfer of ITT Employee Benefit Trust. As soon as practicable on or after the Distribution Date, ITT shall transfer to Defense the ITT Employee Benefit Trust, and Defense shall assume all liabilities associated with such trust. As soon as practicable following the Distribution Date, ITT shall transfer to Defense all of the assets and liabilities of the ITT Employee Benefit Trust related to the retiree portion of the plan, and Defense shall be liable for all such assets and liabilities as of the date of such transfer.
          (v) ITT Salaried Retiree Health Plan. Effective as of the Distribution Date, the ITT Salaried Retiree Health Plan identified as Item 13 on Schedule 5(a)(i) will provide that for purposes of determining eligibility for post-retirement medical benefits under the ITT Salaried Retiree Health Plan with respect to an eligible salaried Preexisting ITT Employee who on the Distribution Date, becomes a Water Employee or remains an ITT Employee, such Water Employee or ITT Employee shall be credited with the same eligibility service he or she is credited with under the ITT Salaried Retirement Plan as described in Section 3(b)(vii) herein.
          (vi) Severance. Effective as of the Distribution Date, each of ITT, Water and Defense shall provide severance plans for all Preexisting ITT Employees which are substantially equivalent to those ITT severance plans covering such employees immediately prior to the Distribution Date identified as Items 15-19 of Schedule 5(a)(i), with no restriction as to modification by each of ITT, Water and Defense.

          (vii) Long-Term Disability Insurance. Effective as of the Distribution Date, Water and Defense shall each adopt long-term disability plans, identical in all material respects to the ITT Long-Term Disability Plan and the ITT Corporation Excess Long-Term Disability Plan identified as Items 23 and 24 of Schedule 5(a)(i), each as in effect on the Distribution Date, covering eligible Water Employees and Defense Employees, respectively.
          (viii) Liabilities. ITT shall transfer all liability to Defense with respect to, and all Code Section 501(c)(9) assets attributable to, retiree life insurance and medical benefits under the ITT employee welfare benefit plans, except that (x) ITT shall transfer to Water the liability of ITT with respect to, and any assets attributable to, certain Preexisting ITT Employees identified on Schedule 1(a)(i) whose employment is transferred to Water in connection with the Distribution, and Water does hereby assume such liability, and (y) ITT shall transfer to Defense the liability with respect to, and assets attributable to, certain Preexisting ITT Employees identified on Schedule 1(a)(ii) whose employment is transferred to Defense in connection with the Distribution, and Defense does hereby assume such liability.
          (ix) Change in Control. If there is a Change in Control of ITT, Water or Defense during the five-year period following the Distribution Date, then the company in which such Change in Control occurred shall not, during the balance of such five-year period, reduce or eliminate health benefits in effect immediately prior to such Change in Control provided to former employees who retired from ITT or any of its Affiliates on or prior to the Distribution Date (or as set forth in the next succeeding sentence), or increase associated retiree contributions, unless the other companies consent in writing to such a reduction, elimination or cost increase; provided, however, that the company in which the Change in Control occurred may, in its sole discretion, modify such benefits in accordance with the changes contemplated in the assumptions in effect immediately prior to the Change in Control that are used to establish such company’s Accumulated Postretirement Benefit Obligation (as defined in Financial Accounting Standards Board ASC 715). Persons who are receiving severance payments in connection with the Distribution and who are or become eligible to retire on or before the end of such severance period shall be afforded the treatment of this Section 5(b)(ix).
          (x) Indemnity. In the event that any of ITT, Water or Defense is asked to consent to a reduction, elimination or cost increase with respect to retiree health benefits after a Change in Control as described in clause (iii) above, each such company shall determine whether to provide such consent in its sole and absolute discretion. Each of ITT, Water and Defense does hereby agree to indemnify any other company asked by it to provide such consent against any and all liability that might arise with respect to the granting or withholding of such consent.
          (c) Non-US H&W Plans. (i) Continuation of Non-US H&W Plans. Following the Distribution Date, ITT shall continue to sponsor the ITT Non-US H&W Plans as so identified on Schedule 5(a)(ii). Following the Distribution Date, Defense shall continue to sponsor the Defense Non-US H&W Plans as so identified on Schedule 5(a)(ii). Following the Distribution Date, Water shall continue to sponsor the Water Non-US H&W Plans as so identified on Schedule 5(a)(ii). Each of ITT, Defense and Water shall assume all liabilities associated with such plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date. Each of ITT, Defense and Water shall retain all accrued benefits associated with such plans that it sponsors following the Distribution Date, whether accrued prior to, on or following the Distribution Date. For any ITT Non-US H&W Plan not identified on Schedule 5(a)(ii), the entity that maintained such ITT Non-US H&W Plan prior to the Distribution Date shall continue to maintain such plan and assume all liabilities associated with such plan following the Distribution Date.
          (ii) Adoption of Non-US H&W Plans. Effective as of the Distribution Date, ITT shall adopt benefits plans for ITT Employees, which shall have terms similar in all material respects to the benefit plans identified on Items 27, 30-35 and 42 of Schedule 5(a)(ii). Effective as of the Distribution Date, Defense shall adopt benefits plans for Defense Employees, which shall have terms similar in all material respects to the benefit plans identified on Items 7, 8, 22 and 23 of Schedule 5(a)(ii). Effective as of the Distribution Date, Water shall adopt benefits plans for Water Employees, which shall have terms similar in all material respects to the benefit plans identified on Items 7-11, 22 and 23 of Schedule 5(a)(ii). Each of ITT, Defense and Water shall assume all liabilities associated with the plans that it sponsors following the Distribution Date, whether incurred prior to, on or following the Distribution Date.
          6. INCENTIVE PLANS. (a) ITT currently maintains certain annual incentive plans and certain long-term performance plans, each as listed on Schedule 6(a) (the “Incentive Plans”), pursuant to which certain Preexisting ITT Employees employed by ITT might become entitled to payments after the Distribution Date with respect to their performance with ITT prior to the Distribution Date.
          (b) Effective as of the Distribution Date, ITT shall be and remain liable for all payments accrued prior to the Distribution Date for ITT Employees under the Incentive Plans, including any such payments to be made following the Distribution Date. Effective as of the Distribution Date, Water shall be and remain liable for all payments accrued prior to the Distribution Date for Water Employees under the Incentive Plans, including any such payments to be made following the Distribution Date. Effective as of the Distribution Date, Defense shall be and remain liable for all payments accrued prior to the Distribution Date for Defense Employees under the Incentive Plans, including any such payments to be made following the Distribution Date. ITT, Water and Defense shall cause any such payments under the Incentive Plans to be recognized as compensation without regard to the source of such payments.
          As soon as practicable following the Distribution Date, ITT shall transfer any amounts accrued under the Incentive Plans for (i) Water Employees to Water and (ii) Defense Employees to Defense.
          (c) All multi-year cash performance awards under the Incentive Plans (the “TSR Awards”) shall be terminated effective as of the Distribution Date. ITT shall determine the amount to be paid in cash, if any, to each eligible Preexisting ITT Employee under outstanding TSR Awards as described in this Section 6(c). The amount to be paid under the TSR Awards shall be paid in cash on the normal payment schedule of the original TSR Award. ITT shall be liable for and make any such payments to ITT Employees, including any such payments to be made following the Distribution Date. Water shall be liable for and make any such payments to Water Employees, including any such payments to be made following the Distribution Date. Defense shall be liable for and make any such payments to Defense Employees, including any such payments to be made following the Distribution Date.

          For the TSR Awards granted in 2009, ITT shall pay such award in cash to the extent payment is earned according to the original vesting and payment schedule to each eligible Preexisting ITT Employee based on (i) actual performance for the pro rata percentage of the performance period completed on the Distribution Date and (ii) target value for the remaining uncompleted performance period following the Distribution Date.
          For the TSR Awards granted in 2010, (i) ITT shall pay such award in cash to the extent payment is earned to each eligible Preexisting ITT Employee based on actual performance for the pro rata percentage of the performance period completed on the Distribution Date, which shall be paid according to the original vesting and payment schedule, and (ii) following the Distribution Date, ITT, Water or Defense shall award to such Preexisting ITT Employee (thereafter, an ITT Employee, a Water Employee or Defense Employee, as applicable) a restricted stock unit (“RSU”) for the remaining target value, which RSU shall vest on December 31, 2012 and shall be settled in ITT shares, Water shares or Defense shares, as applicable.
          For the TSR Awards granted in 2011, (i) ITT shall pay such award in cash to the extent payment is earned to each eligible Preexisting ITT Employee based on actual performance for the pro rata percentage of the performance period completed on the Distribution Date, which shall be paid according to the original vesting and payment schedule, and (ii) following the Distribution Date, ITT, Water or Defense will award to such Preexisting ITT Employee (thereafter, an ITT Employee, a Water Employee or Defense Employee, as applicable) an RSU for the remaining target value, which RSU shall vest on December 31, 2013 and shall be settled in ITT shares, Water shares or Defense shares, as applicable.
          (d) Effective as of the Distribution Date, ITT shall accrue, be and remain liable for all payments for ITT Employees under the ITT Corporation Retention Program as identified on Item 4 of Schedule 6(a). Effective as of the Distribution Date, Water shall accrue, be and remain liable for all payments for Water Employees under the ITT Corporation Retention Program as identified on Item 4 of Schedule 6(a). Effective as of the Distribution Date, Defense shall accrue, be and remain liable for all payments for Defense Employees under the ITT Corporation Retention Program as identified on Item 4 of Schedule 6(a).
          7. STOCK OPTIONS AND OTHER AWARDS. (a) Effective as of the Distribution Date, outstanding stock options (whether vested or unvested), stock appreciation rights, RSUs and restricted stock awards (together, “ITT stock awards”) under the ITT stock plans listed on Schedule 7(a), as each plan may have been amended from time to time (the “ITT Stock Plans”), shall be treated as follows:
          (i) ITT Employees; Retirees. ITT stock awards held by ITT Employees and ITT Retirees shall be adjusted to reflect the Distribution, as provided pursuant to the terms of the ITT Stock Plans, such that they retain ITT stock awards (but not stock awards payable in Water or Defense shares) following the Distribution Date.
          (ii) Water Employees. Water Employees holding ITT stock awards shall receive substitute stock awards in respect of Water Common Stock pursuant to the terms of a stock plan to be adopted by Water as of the Distribution Date (the “Water

Stock Plan”), which are deemed adjusted to reflect the Distribution, as provided pursuant to the terms of the ITT Stock Plans and as described in Section 7(a)(i).
          (iii) Defense Employees. Defense Employees holding ITT stock awards shall receive substitute stock awards in respect of Defense Common Stock pursuant to the terms of a stock plan, to be adopted by Defense as of the Distribution Date (the “Defense Stock Plan”), which are deemed adjusted to reflect the Distribution, as provided pursuant to the terms of the ITT Stock Plans and as described in Section 7(a)(i).
          (iv) ITT Non-Employee Directors. The Compensation and Personnel Committee of the Board of Directors of ITT has approved the adjustment of any ITT stock awards held by such non-employee directors that have not been exercised as of the Distribution Date to reflect the Distribution, as provided pursuant to the terms of the ITT Stock Plans following the conversion formula used for common shareholders of ITT stock. Such ITT stock awards held by a non-employee director will be adjusted on an “as distributed basis” such that each ITT stock award will be converted into a like number of ITT stock awards based on shares of each of ITT, Water and Defense following the Distribution Date. Generally, vesting and exercisability terms will remain the same, although certain adjustments may be made as the Board of Directors of ITT or the applicable committee thereof shall approve.
          (v) Other Provisions. Effective as of the Distribution Date, Water Employees and Defense Employees shall cease active participation in all ITT Stock Plans; provided, however, that Water Employees and Defense Employees shall receive full credit under any substitute stock awards in respect of Water Common Stock and Defense Common Stock, respectively, for their service to ITT Group prior to the Distribution. To the extent that any Preexisting ITT Employee continues to be entitled to future ITT awards following the Distribution Date, such grants may be made in forms that are acceptable to ITT, Water or Defense, as such entity deem adequate.
          (b) Manner of Substitution. (i) With respect to each cancelled ITT stock award, the number and exercise price of substitute stock awards granted under the Water Stock Plan or the Defense Stock Plan with respect thereto, and the other terms and conditions of the substitute stock awards, shall be equitably determined to preserve the economic value of the cancelled ITT stock award.
          (ii) Each holder of ITT Common Stock on the Distribution Record Date (or such holder’s designated transferee or transferees) shall be entitled to receive in the Water Distribution a substitute stock award representing [•] [of a] share[s] of Water Common Stock granted under the Water Stock Plan for every stock award representing one (1) share of ITT Common Stock granted under the ITT Stock Plan held by such holder. No action by any such holder shall be necessary for such holder to receive the applicable substitute stock award representing shares of Water Common Stock such holder is entitled in the Water Distribution.
          (iii) Each holder of ITT Common Stock on the Distribution Record Date (or such holder’s designated transferee or transferees) shall be entitled to receive in the Defense Distribution a substitute stock award representing [•] [of a] share[s] of Defense Common Stock granted under the Defense Stock Plan for every stock award representing one (1) share of ITT Common Stock granted under the ITT Stock Plan held by such holder. No action by any such holder shall be necessary for such holder to receive the applicable substitute stock award representing shares of Defense Common Stock such holder is entitled in the Defense Distribution.
          (c) Fractional Shares. ITT holders of stock awards under ITT incentive plans on the Distribution Record Date, which would entitle such holders to receive a substitute stock award representing less than one whole share of Water Common Stock or Defense Common Stock, as the case may be, in the applicable Distribution, shall receive (x) if such holders are entitled to receive a substitute stock award representing less than one-half of a whole share of Water Common Stock or Defense Common Stock, as the case may be, such number shall be rounded down to the next whole share of Water Common Stock or Defense Common Stock, or (y) if such holders are entitled to receive a substitute stock award representing at least one-half of a whole share of Water Common Stock or Defense Common Stock, as the case may be, such number shall be rounded up to the next whole share of Water Common Stock or Defense Common Stock, as the case may be. Fractional shares of Water Common Stock or Defense Common Stock shall not be distributed in the Distribution nor credited to book-entry accounts, provided however that fractional shares of ITT, Water or Defense held for the benefit of employees in book-entry accounts with the Company’s external administrator may be credited to such accounts. The Distribution Agent shall, as soon as practicable after the Distribution Date distribute to each such holder, or for the benefit of each such beneficial owner, such holder or owner’s ratable share of such stock awards, based upon the average gross selling price per share of Water Common Stock or Defense Common Stock, as the case may be, after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes. Notwithstanding the foregoing, in the event of any adjustment, stock split, reverse stock split or other adjustment or change to the capitalization of shares of ITT, Water or Defense that occurs at or following the Distribution, ITT, Water or Defense, as applicable, shall provide for an adjustment of the applicable stock awards then held to reflect such adjustment, stock split, reverse stock split or other adjustment or change to the capitalization of shares prior to the subsequent distribution and the terms of the applicable equity incentive plans will continue to apply to the applicable stock awards.
          8. COLI. (a) Effective as of the Distribution Date, the COLI policies underwritten by Northwestern Mutual Life Insurance Company and New York Life covering certain Preexisting ITT Employees who are eligible for participation in the ITT Deferred Compensation Plan shall be allocated among the three companies in accordance with Schedule 8(a).
          (b) Effective as of the Distribution Date, COLI policies underwritten by Penn Insurance and Annuity Company as set forth in Schedule 8(b) purchased in connection with supplemental executive life benefits known as “Options C and D” will remain with ITT.
          9. DIRECTOR PLANS. (a) Treatment of Current Director Plans. (i) Effective as of the Distribution Date, ITT shall continue the director plans identified on Schedule 9(a) (the “ITT Director Plans”). With respect to any non-employee director of ITT immediately following the Distribution who is not also a director of Water or Defense at such time and who has an accrued benefit under the suspended ITT Directors Retirement Plan, ITT shall provide such accrued benefit in accordance with the terms of such plan, but only to the extent such accrued benefit is not duplicated under a plan maintained by Water or Defense.
          (ii) Effective as of the Distribution Date, Defense shall adopt benefits plans for non-employee directors of Defense, which shall have terms similar in all material respects to the ITT Director Plans set forth on Schedule 9(a) (the “Defense Director Plans”), and Water shall adopt benefits plans for non-employee directors of Defense, which shall have terms similar in all material respects to the ITT Director Plans set forth on Schedule 9(a) (the “Water Director Plans”).
          (iii) As soon as practicable on or after the Distribution Date, ITT shall cause the transfer of the accounts of all non-employee directors of Defense from the ITT Directors Plans to the Defense Director Plans. As soon as practicable on or after the Distribution Date, ITT shall cause the transfer of the accounts of all non-employee directors of Water from the ITT Directors Plans to the Water Director Plans. Such assets will be transferred in kind to the maximum extent practicable.
          (b) Adoption of Water Director Plans. Effective as of the Distribution Date, Water shall adopt plans and programs for non-employee directors that are identical in all material respects to the ITT Director Plans. With respect to any non-employee director of Water immediately following the Distribution who has an accrued benefit under any ITT Director Plan, Water shall provide such accrued benefit in accordance with the terms of such plan, but only to the extent such accrued benefit is not duplicated under a plan maintained by ITT or Defense.
          (c) Adoption of Defense Director Plans. Effective as of the Distribution Date, Defense shall adopt plans and programs for non-employee directors that are identical in all material respects to the ITT Director Plans. With respect to any non-employee director of Defense immediately following the Distribution who has an accrued benefit under any suspended ITT Director Plan, Defense shall provide such accrued benefit in accordance with the terms of such plan, but only to the extent such accrued benefit is not duplicated under a plan maintained by ITT or Water.
          10. COLLECTIVE BARGAINING AGREEMENTS. (a) ITT Collective Bargaining Agreements. ITT shall retain all collective bargaining agreements and associated liabilities so identified on Schedule 10(a) and for each such collective bargaining agreement in effect as of the Distribution Date. For each such collective bargaining agreement in effect as of the Distribution Date, ITT shall continue to recognize the union which is a party to such collective bargaining agreement as the exclusive collective bargaining representative for the ITT Employees covered under the terms of each such collective bargaining agreement.
          (b) Water Collective Bargaining Agreements. Water shall expressly assume all collective bargaining agreements and associated liabilities so identified on Schedule 10(a) effective as of the Distribution Date. For each such collective bargaining agreement in effect as of the Distribution Date, Water agrees to recognize the union which is a party to each such collective bargaining agreement as the exclusive collective bargaining representative for the Water Employees covered under the terms of each such collective bargaining agreement.

          (c) Defense Collective Bargaining Agreements. Defense shall expressly assume all collective bargaining agreements and associated liabilities so identified on Schedule 10(a) effective as of the Distribution Date. For each such collective bargaining agreement in effect as of the Distribution Date, Defense agrees to recognize the union which is a party to each such collective bargaining agreement as the exclusive collective bargaining representative for the Defense Employees covered under the terms of each such collective bargaining agreement.
          (d) EU Directive. Notwithstanding anything to the contrary in this Section 10, in countries in which the European Union Acquired Rights Directive applies, collective bargaining agreements and any other agreements with employee representatives will continue to apply after the Distribution Date to the extent and in the manner provided for by local law.
          11. TRANSITION SERVICES. Defense shall provide such transition services related to payroll and the HRIS system to ITT and Water as described in the Transition Services Agreement (Infinium Payroll) attached hereto as Exhibit A. Defense shall provide such transition services related to accounting processes to ITT and Water as described in the Transition Services Agreement (Infinium Accounting) attached hereto as Exhibit B. ITT shall provide such transition services related to active U.S. healthcare to Defense and Water as described in the Transition Services Agreement (Active Healthcare) attached hereto as Exhibit C. ITT shall provide such transition services related to retiree medical and financial shared services and active dental to Defense as described in the Transition Services Agreement (MVP and FSS) attached hereto as Exhibit D.
          12. ALLOCATION OF BALANCE SHEET ACCOUNTS. Effective as of the Distribution Date, certain balance sheet accounts attributable to employee benefit plans for which responsibility is being transferred from ITT to Water and/or Defense shall be allocated to the balance sheets of Water or Defense, as appropriate, on the following basis:
          (a) All accruals on the balance sheets of Water (including accruals on the balance sheet of Water) and Defense (including accruals on the balance sheet of Defense) which relate to benefit plans sponsored by the respective companies shall be unaffected by the provisions of this Section 12.
          (b) With regard to the liabilities recorded by ITT with respect to the ITT Excess Savings Plan that will, in accordance with Section 4(c)(iv), be assumed by Water and Defense, respectively, ITT shall allocate to the respective new employing entity an amount equal to the sum of the plan balances for such affected employees.
          (c) For each category of balance sheet account enumerated in this Section 12, there has been recorded a corresponding deferred tax debit or credit, as the case may be, which shall also be allocated to the respective companies based on the amount allocated for the stated reason above.
          (d) To the extent that a balance sheet account requiring allocation among the companies exists that is not specifically included in this Section 12, ITT shall make the allocation on a reasonable basis, subject to the agreement of the party in whose favor the allocation is being made.

          13. ACCESS TO INFORMATION AND DATA EXCHANGE. (a) Provision of Corporate Records. (i) Consistent with Section 6.3 of the Distribution Agreement, upon the prior written request by Water or Defense for specific and identified agreements, documents, books, records or files including, without limitation, computer files, microfiche, tape recordings and photographs (collectively, “Records”), relating to or affecting Water or Defense, as applicable, ITT shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a reasonable need for such originals) in the possession of ITT or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party; provided, however, that as soon as practicable following the Distribution Date, ITT shall provide copies of all necessary employee documentation for the Water Employees listed on Schedule 1(a)(i) to Water and shall provide copies of all necessary employee documentation for the Water Employees listed on Schedule 1(a)(ii) to Defense.
          (ii) After the Distribution Date, upon the prior written request by ITT or Defense for specific and identified Records relating to or affecting ITT or Defense, as applicable, Water shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a need for such originals) in the possession of Water or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.
          (iii) After the Distribution Date, upon the prior written request by ITT or Water for specific and identified Records relating to or affecting ITT or Water, as applicable, Defense shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the party making the request has a need for such originals) in the possession of Defense or any of its Subsidiaries, but only to the extent such items are not already in the possession of the requesting party.
          (b) Access to Information. (i) From and after the Distribution Date and consistent with Section 6.3 of the Distribution Agreement, each of ITT, Water and Defense shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and Records of such party and its Subsidiaries insofar as such access is reasonably required by the other party.
          (ii) Without limiting the generality of the foregoing clause (i), except as otherwise provided by law, each party hereto shall furnish, or shall cause to be furnished to the other parties, a list of all benefit plan participants and employee data or information in its possession which is necessary for such other parties to maintain and implement any benefit plan or arrangement covered by this Agreement, or to comply with the provisions of this Agreement, and which is not otherwise readily available to such other party.
          (c) Reimbursement; Other Matters. (i) Except to the extent otherwise specifically identified by the Distribution Agreement or any Ancillary Agreement, a party providing Records or access to information to the other party under this Section 13 shall be entitled to receive from the recipient, upon the presentation of invoices therefore, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.
          (ii) The parties hereto shall comply with those document retention policies, cost sharing arrangements, expense reimbursement procedures and request procedures as shall be established and agreed to in writing by their respective authorized officers on or prior to the Distribution Date in respect of Records and related matters.
          (d) Confidentiality. Each of (i) ITT and its Subsidiaries, (ii) Water and its Subsidiaries and (iii) Defense and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) the Distribution Agreement, this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information or (D) as may be required under the USA Patriot Act) to the extent such information (x) relates to the period up to the Effective Time, (y) relates to the Distribution Agreement or any Ancillary Agreement or (z) is obtained in the course of performing services for the other party pursuant to the Distribution Agreement or any Ancillary Agreement, and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party’s auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure. To the extent that a party hereto is compelled by judicial or administrative process to disclose such information under circumstances in which any evidentiary privilege would be available, such party agrees to assert such privilege in good faith prior to making such disclosure. Each of the parties hereto agrees to consult with each relevant other party in connection with any such judicial or administrative process, including, without limitation, in determining whether any privilege is available, and further agrees to allow each such relevant party and its counsel to participate in any hearing or other proceeding (including, without limitation, any appeal of an initial order to disclose) in respect of such disclosure and assertion of privilege. Notwithstanding anything to the contrary contained herein, each party shall be entitled to use information disclosed pursuant to this Agreement to the extent reasonably necessary for the administration of its employee benefit plans in accordance with applicable law.
          14. NOTICES; COOPERATION. Notwithstanding anything in this Agreement to the contrary, all actions contemplated herein with respect to benefit plans which are to be consummated pursuant to this Agreement shall be subject to such notices to, and/or approvals by, the Internal Revenue Service (or other governmental agency or entity) as are required or deemed appropriate by such benefit plan’s sponsor. Each of ITT, Water and Defense agrees to use its commercially reasonable efforts to cause all such notices and/or approvals to be filed or obtained, as the case may be, in a timely fashion. Each party hereto shall reasonably cooperate with the other parties with respect to any government filings, employee notices or any other actions reasonably necessary to maintain and implement the employee benefit arrangements covered by this Agreement.
          15. FURTHER ASSURANCES. From time to time, as and when reasonably requested by any other party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to effect the purposes of this Agreement and the transactions contemplated hereunder.
          16. INDEMNIFICATION. (a) Indemnification by ITT. Except as otherwise specifically set forth in this Agreement or in Article VII of the Distribution Agreement, ITT shall indemnify, defend and hold harmless the Water Indemnitees and the Defense Indemnitees from and against any and all Indemnifiable Losses of the Water Indemnitees and the Defense Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) any employee benefit plan, policy, program or arrangement established or adopted by ITT effective on or after the Distribution Date, (ii) any and all liabilities relating primarily to, arising primarily out of or resulting primarily from the operation or conduct of any ITT Plan or any individual identified as an ITT Employee, (iii) any liability assumed or retained by ITT pursuant to the terms and conditions set forth on Schedule 16(a) of this Agreement or (iv) the breach by ITT of any provision of this Agreement.
          (b) Indemnification by Water. Except as otherwise specifically set forth in this Agreement or in Article VII of the Distribution Agreement, Water shall indemnify, defend and hold harmless the ITT Indemnitees and the Defense Indemnitees from and against any and all Indemnifiable Losses of the ITT Indemnitees and the Defense Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) any employee benefit plan, policy, program or arrangement established or adopted by Water effective on or after the Distribution Date, (ii) any and all liabilities relating primarily to, arising primarily out of or resulting primarily from the operation or conduct of any Water Plan or any individual identified as a Water Employee, (iii) any liability assumed or retained by Water pursuant to the terms and conditions set forth on Schedule 16(b) of this Agreement or (iv) the breach by Water of any provision of this Agreement.
          (c) Indemnification by Defense. Except as otherwise specifically set forth in this Agreement or in Article VII of the Distribution Agreement, Defense shall indemnify, defend and hold harmless the ITT Indemnitees and the Water Indemnitees from and against any and all Indemnifiable Losses of the ITT Indemnitees and the Water Indemnitees, respectively, arising out of, by reason of or otherwise in connection with (i) any employee benefit plan, policy, program or arrangement established or adopted by Defense effective on or after the Distribution Date, (ii) any and all liabilities relating primarily to, arising primarily out of or resulting primarily from the operation or conduct of any Defense Plan or any individual identified as a Defense Employee, (iii) any liability assumed or retained by Defense pursuant to the terms and conditions set forth on Schedule 16(c) of this Agreement or (iv) the breach by Defense of any provision of this Agreement.
          (d) Limitations on Indemnification Obligations. (i) The amount that any party (an “Indemnifying Party”) is or may be required to pay to any other person (an “Indemnitee”)

pursuant to paragraphs (a), (b) or (c) of this Section 16, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in respect of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Indemnifiable Loss.
          (ii) An Indemnifying Party shall not be required to indemnify or pay an Indemnitee pursuant to paragraphs (a), (b) or (c) of this Section 16, as applicable, for any Indemnifiable Losses relating to or associated with any employee benefit plan, policy, program or arrangement of the Indemnifying Party arising out of, by reason of or otherwise in connection with any act or failure to act on the part of such Indemnitee (including for this purpose any subsidiaries, businesses or operations which become associated with the Indemnitee by virtue of or in connection with the Distribution) with respect to or in connection with such employee benefit plan, policy, program or arrangement, including, without limitation, any such act or failure to act in connection with the administration by the Indemnitee of such employee benefit plan, policy, program or arrangement.
          (e) Survival of Indemnities. The obligations of ITT, Water and Defense under this Section 16 shall survive the sale or other transfer by any of them of any assets or businesses or the assignment by any of them of any Liabilities, with respect to any Indemnifiable Loss of the other related to such assets, businesses or Liabilities.
          17. DISPUTE RESOLUTION. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement, including, without limitation, any claim based on contract, tort, statute or constitution, the relevant parties shall adhere to the dispute resolution procedures as described in the Distribution Agreement.
          18. MISCELLANEOUS. (a) Complete Agreement; Construction. This Agreement, including the Schedules and the Exhibits, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein.
          (b) Ancillary Agreements. Except as expressly set forth herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Distribution Agreement or the Ancillary Agreements.
          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.
          (d) Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.
          (e) Expenses. Except as specifically listed on Schedule 18(e), all out-of-pocket fees and expenses incurred, or to be incurred and directly related to the transactions contemplated hereby shall be paid as described in the Distribution Agreement.
          (f) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be made as described in the Distribution Agreement.
          (g) Waivers and Consents. The failure of either party to require strict performance by any other party of any provision in this Agreement shall not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision hereof. Any consent required or permitted to be given by any party to the other parties under this Agreement shall be in writing and signed by the party giving such consent and shall be effective only against such party.
          (h) Amendments. Subject to the terms of Section 18(k) hereof, this Agreement may not be modified or amended except by an agreement in writing signed by a duly authorized representative of each of the parties.
          (i) Assignment. This Agreement shall be assignable in whole in connection with a merger or consolidation or the sale of all or substantially all the assets of a party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other parties to this Agreement. Otherwise this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the others, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.
          (j) Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the parties and their respective permitted successors and permitted transferees and assigns.
          (k) Certain Termination and Amendment Rights. This Agreement may be terminated, amended, modified or abandoned at any time prior to the Distribution Date by and in the sole discretion of ITT without the approval of Water, Defense or the shareholders of ITT. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by ITT, Water and Defense.

          (l) Payment Terms. Except as expressly provided to the contrary in this Agreement, (i) any amount to be paid or reimbursed by any party, on the one hand, to any other party or parties, on the other hand, under this Agreement shall be paid or reimbursed hereunder within thirty (30) days after presentation of an invoice or a written demand therefore and setting forth, or accompanied by, reasonable documentation or other reasonable explanation supporting such amount, and (ii) any amount not paid when due pursuant to this Agreement (and any amount billed or otherwise invoiced or demanded and properly payable that is not paid within thirty (30) days of such bill, invoice or other demand) shall bear interest at a rate per annum equal to the LIBOR, calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.
          (m) No Circumvention. The parties agree not to directly or indirectly take any actions, act in concert with any person who takes an action, or cause (including the failure to take a reasonable action) such that the resulting effect would be reasonably expected to materially undermine the effectiveness of any of the provisions of this Agreement.
          (n) Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that becomes a Subsidiary of such party on and after the Distribution Date.
          (o) Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.
          (p) Titles and Headings. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
          (q) Specific Performance. Each of the parties hereto acknowledges that there is no adequate remedy at law for failure by such parties to comply with the provisions of this Agreement and that such failure would cause immediate harm that would not be adequately compensable in damages, and therefore agree that their agreements contained herein may be specifically enforced without the requirement of posting a bond or other security, in addition to all other remedies available to the parties hereto under this Agreement.
          (r) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS, BUT NOT THE LAWS GOVERNING CONFLICTS OF LAWS, OF THE STATE OF NEW YORK.
          (s) Consent to Jurisdiction. Subject to the provisions of Article XVI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York (the “New York Courts”), for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with Article IX of the Distribution Agreement or to prevent irreparable harm, and to the non-

exclusive jurisdiction of the New York Courts for the enforcement of any award issued thereunder. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 18(s). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          (t) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18(T).
          (u) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          (v) Force Majeure. No party (or any person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible.
          (w) Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (x) No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
          (y) No Waiver. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
          (z) No Admission of Liability. The allocation of assets and liabilities herein is solely for the purpose of allocating such assets and liabilities among ITT, Water and Defense and is not intended as an admission of liability or responsibility for any alleged liabilities vis a vis any third party, including with respect to the Liabilities of any non-wholly owned subsidiary of ITT, Water or Defense.
          (aa) Definitions. Capitalized terms used herein shall have the respective meanings specified in the Appendix attached hereto unless otherwise herein defined or the context hereof shall otherwise require.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties have duly executed and entered into this Agreement, as of the date first above written.

ITT Corporation
By:
Name:
Title:

Xylem Inc.
By:
Name:
Title:

Exelis Inc.
By:
Name:
Title:
[Signature Page]

          19. DEFINITIONS.
          As used in the Agreement, the following terms have the following meanings:
          “1995 Employee Matters Agreement” means the Employee Benefit Services and Liability Agreement dated as of November 1, 1995, among ITT Corporation, a Delaware corporation, ITT Destinations, Inc., a Nevada corporation, and ITT Hartford Group, Inc., a Delaware corporation.
          “Action” has the meaning set forth in the Distribution Agreement.
          “Affiliate” has the meaning set forth in the Distribution Agreement.
          “Ancillary Agreements” means all of the written agreements, instruments, understandings, assignments or other written arrangements (other than this Agreement and the Distribution Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments, the Transition Services Agreement, the Tax Matters Agreement, the License Agreements, the IP Assignments, the Supply Agreement[s], the Master Lease Agreement and the Master Sublease Agreement.
          “Board” has the meaning set forth in the recitals to this Agreement.
          “Change in Control” means (i) where reference is made to a particular ITT Plan (including, without limitation, the 2003 ITT Equity Incentive Plan), the definition of “Change in Control” or “Acceleration Event” in such ITT Plan and (ii) where no reference is made to a particular ITT Plan, the definition of “Change in Control” set forth in the Distribution Agreement.
          “Conveyancing and Assumption Instruments” has the meaning set forth in the Distribution Agreement.
          “Defense” has the meaning set forth in the recitals to this Agreement.
          “Defense Business” has the meaning set forth in the Distribution Agreement.
          “Defense Common Stock” has the meaning set forth in the recitals to this Agreement.
          “Defense Director Plan” has the meaning set forth in Article IX of this Agreement.
          “Defense Employees” means persons who, immediately after the Distribution Date, are employed by Defense, including such persons identified on Schedule 1(a)(ii) and such persons absent from work at Defense by reason of layoff, leave of absence or disability.
          “Defense Indemnitees” has the meaning set forth in the Distribution Agreement.

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          “Defense Plans” means such plans, programs and arrangements maintained for the benefit of Defense Employees prior to the Distribution Date.
          “Defense Stock Plan” has the meaning set forth in Article VII of this Agreement.
          “Distribution” has the meaning set forth in the recitals to this Agreement.
          “Distribution Agent” has the meaning set forth in the Distribution Agreement.
          “Distribution Agreement” has the meaning set forth in the recitals to this Agreement.
          “Distribution Date” has the meaning set forth in the Distribution Agreement.
          “Distribution Record Date” has the meaning set forth in the Distribution Agreement.
          “Distribution” has the meaning set forth in the recitals to this Agreement.
          “Effective Time” has the meaning set forth in the Distribution Agreement.
          “Eligibility End Date” has the meaning set forth in Article III of this Agreement.
          “Force Majeure” has the meaning set forth in the Distribution Agreement.
          “Incentive Plan” has the meaning set forth in Article VI of this Agreement.
          “Indemnifiable Losses” has the meaning set forth in the Distribution Agreement.
          “Indemnifying Party” has the meaning set forth in Section 16(d) of this Agreement.
          “Indemnitee” has the meaning set forth in Section 16(d) of this Agreement.
          “Insurance Proceeds” has the meaning set forth in the Distribution Agreement.
          “Intellectual Property Agreements” means the various intellectual property and licensing agreements entered into in connection with the Distribution.
          “ITT” has the meaning set forth in the recitals to this Agreement.
          “ITT Common Stock” has the meaning set forth in the recitals to this Agreement.
          “ITT Director Plans” has the meaning set forth in Article IX of this Agreement.
          “ITT Employees” means persons who, immediately after the Distribution Date, are employed by ITT, including such persons absent from work at ITT by reason of layoff, leave of absence or disability.

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          “ITT Group” means ITT and its affiliates prior to the Distribution.
          “ITT Indemnitees” has the meaning set forth in the Distribution Agreement.
          “ITT Plans” means the ITT Deferred Compensation Plan, the ITT Defined Benefit Plans, the ITT Defined Contribution Plans, the ITT Director Plan, the ITT Excess Pension Plan, the ITT Excess Savings Plan, the ITT Non-Qualified Plans, the ITT Non-US H&W Plans, the ITT Non-US Pension Plans, the ITT Non-US Unfunded Plans, the ITT Long-Term Disability Plan, the ITT Stock Plans and any other plan, program or arrangement maintained for the benefit of ITT Employees prior to the Distribution Date.
          “ITT Retained Business” has the meaning set forth in the Distribution Agreement.
          “ITT Retiree” means any retired employee of ITT or any of its predecessors.
          “ITT stock awards” has the meaning set forth in Section 7 of this Agreement.
          “ITT Stock Plans” has the meaning set forth in Section 7 of this Agreement.
          “Liabilities” has the meaning set forth in the Distribution Agreement.
          “Master Trust” means the trust established by ITT and maintained by Northern Trust as the trustee to hold the assets of all US Qualified DB Plans.
          “New York Courts” has the meaning set forth in Article XVIII of this Agreement.
          “Non-US DB Plans” has the meaning set forth in Article III of this Agreement.
          “Non-US DC Plans” has the meaning set forth in Article IV of this Agreement.
          “Non-US H&W Plans” has the meaning set forth in Article V of this Agreement.
          “party” means ITT, Water and Defense.
          “person” means any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
          “Plan Actuary” means the plan actuary for each Non-US DB Plan, Non-US DC Plan or Non-US H&W Plan prior to the Distribution Date or the third-party individual who determined the liability under such plan prior to, on or after the Distribution Date.
          “Preexisting ITT Employees” means persons actively employed by the ITT Group immediately prior to the Distribution; and persons who are absent from work to the ITT Group immediately prior to the Distribution by reason of layoff, leave of absence or disability.
          “Proxy Statement” means the proxy statement sent to the holders of shares of ITT Common Stock in connection with the Distribution, including any amendment or supplement thereto.

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          “Records” has the meaning set forth in Article 13 of this Agreement.
          “RSUs” has the meaning set forth in Article VII of this Agreement.
          “Schedule” or “Schedules” means the Schedules Relating to Benefits and Compensation Matters Agreement, dated as of [____], 2011, among ITT Corporation, Exelis Inc. and Xylem Inc., as they may be amended from time to time.
          “Subsidiary” has the meaning set forth in the Distribution Agreement.
          “Tax Matters Agreement” has the meaning set forth in the Distribution Agreement.
          “Tax” has the meaning set forth in the Tax Matters Agreement.
          “TSR Awards” has the meaning set forth in Article VI of this Agreement.
          “USA Patriot Act” means the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, and any amendments thereto.
          “US H&W Plans” has the meaning set forth in Article V of this Agreement.
          “US Non-Qualified DB Plans” has the meaning set forth in Article III of this Agreement.
          “US Non-Qualified DC Plans” has the meaning set forth in Article IV of this Agreement.
          “US Qualified DB Plans” has the meaning set forth in Article III of this Agreement.
          “US Qualified DC Plans” has the meaning set forth in Article IV of this Agreement.
          “Water” has the meaning set forth in the recitals to this Agreement.
          “Water Business” has the meaning set forth in the Distribution Agreement.
          “Water Common Stock” has the meaning set forth in the recitals to this Agreement.
          “Water Director Plan” has the meaning set forth in Article IX of this Agreement.
          “Water Employees” means persons who, immediately after the Distribution Date, are employed by Water, including such persons identified on Schedule 1(a)(i) and such persons absent from work at Water by reason of layoff, leave of absence or disability.
          “Water Indemnitees” has the meaning set forth in the Distribution Agreement.
          “Water Plans” means such plans, programs and arrangements maintained for the benefit of Water Employees prior to the Distribution Date.

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